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Ryan Hymel, EVP and Chief Financial Officer
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Playa Hotels & Resorts N.V. Reports Third Quarter 2018 Results

Fairfax, VA, November 6, 2018 – Playa Hotels & Resorts N.V. (the “Company” or “Playa”) (NASDAQ: PLYA) today announced results of operations for the three and nine months ended September 30, 2018.

Three Months Ended September 30, 2018 Results

▪	Net Loss was $5.4 million compared to a Net Loss of $5.7 million in 2017

▪	Adjusted Net Loss(1) was $9.8 million compared to an Adjusted Net Loss of $3.7 million in 2017

▪	Net Package RevPAR increased 0.2% over 2017 to $175.27, driven by an increase in Occupancy of 70 basis points, partially offset by a decrease in Net Package ADR of 0.6%

▪	Comparable Net Package RevPAR increased 1.7% over 2017 to $177.87, driven by an increase in Occupancy of 140 basis points, partially offset by a decrease in Net Package ADR of 0.1%

▪	Owned Resort EBITDA increased 10.5% over 2017 to $35.2 million

▪	Owned Resort EBITDA Margin decreased 2.2 percentage points over 2017 to 25.6%

▪	Adjusted EBITDA increased 7.0% over 2017 to $26.0 million

▪	Adjusted EBITDA Margin decreased 2.3 percentage points over 2017 to 18.9%

Nine Months Ended September 30, 2018 Results

▪	Net Income was $33.2 million compared to $11.4 million in 2017

▪	Adjusted Net Income(1) was $38.7 million compared to $33.5 million in 2017

▪	Net Package RevPAR decreased 1.4% over 2017 to $214.10, driven by a decrease in Net Package ADR of 2.2% and partially offset by Occupancy growth of 60 basis points

▪	Comparable Net Package RevPAR increased 0.4% over 2017 to $218.06, driven by an increase in Occupancy of 100 basis points and partially offset by a decrease in Net Package ADR of 0.8%

▪	Owned Resort EBITDA increased 2.8% over 2017 to $167.7 million

▪	Owned Resort EBITDA Margin decreased 1.5 percentage points over 2017 to 37.1%

▪	Adjusted EBITDA increased 1.5% over 2017 to $141.9 million

▪	Adjusted EBITDA Margin decreased 1.7 percentage points over 2017 to 31.4%

(1)	Adjusted Net Loss/Income excludes special items, which are those items deemed not to be reflective of ongoing operations.

Recent Developments

▪
On September 17, 2018, we announced plans to leverage Playa Hotels & Resorts’ industry-leading, all-inclusive expertise with Hilton’s global portfolio of brands, and over 82 million participating members in Hilton Honors, Hilton’s award-winning loyalty program, to accelerate the growth of Hilton’s all-inclusive resorts. As part of the alliance, by the end of 2018, two Playa resorts totaling 1,269 rooms, THE Royal Playa del Carmen and the Dreams La Romana, will be converted to Hilton all-inclusive resorts, with the potential for the conversion and management of eight additional resorts by 2025. The converted properties will allow guests to earn and redeem points through Hilton Honors.

“We are excited to be introducing Hilton’s loyal fan base to an entirely new experience.  Hilton’s selection of Playa as its strategic partner in the development and management of all-inclusive Hiltons throughout the Caribbean, Mexico and Latin America reflects their confidence and conviction in Playa’s best-in-class stewardship of all-inclusive resorts. Playa is uniquely positioned to shepherd Hilton’s growth in the all-inclusive space, and we remain steadfast in our commitment to be the #1 company and operator of choice in the segment. Together with Hilton and the continued success of Hyatt, we can reach more guests, on more occasions, and in more geographies, than ever before. We are thrilled to see what is possible as part of this strategic alliance as we continue to grow alongside such a world class partner”
– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

Financial and Operating Results

The following table sets forth information with respect to our Occupancy, Net Package ADR, Net Package RevPAR, Total Net Revenue, Owned Resort EBITDA, Corporate Expenses, and Adjusted EBITDA for the three and nine months ended September 30, 2018 and 2017 for our portfolio (in thousands):
Total Portfolio

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	Change		2018	2017	Change
Occupancy	79.2%	78.5%	0.7	pts	83.2%	82.6%	0.6	pts
Net Package ADR	$221.40	$222.80	(0.6)%		$257.25	$263.00	(2.2)%
Net Package RevPAR	$175.27	$174.97	0.2%		$214.10	$217.24	(1.4)%
Total Net Revenue (1)	$137,681	$114,795	19.9%		$452,586	$422,720	7.1%
Owned Resort Revenue (2)	$137,529	$114,785	19.8%		$451,740	$422,708	6.9%
Owned Resort EBITDA (3)	$35,202	$31,863	10.5%		$167,736	$163,165	2.8%
Owned Resort EBITDA Margin	25.6%	27.8%	(2.2	)pts	37.1%	38.6%	(1.5	)pts
Corporate Expenses	$9,322	$7,544	23.6%		$26,331	$23,354	12.7%
Management Fee Revenue	$152	$—	100.0%		$503	$—	100.0%
Adjusted EBITDA (4)	$26,032	$24,319	7.0%		$141,908	$139,811	1.5%
Adjusted EBITDA Margin	18.9%	21.2%	(2.3	)pts	31.4%	33.1%	(1.7	)pts
Comparable Portfolio

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	Change		2018	2017	Change
Occupancy	79.9%	78.5%	1.4	pts	83.6%	82.6%	1.0	pts
Net Package ADR	$222.54	$222.80	(0.1)%		$260.87	$263.00	(0.8)%
Net Package RevPAR	$177.87	$174.97	1.7%		$218.06	$217.24	0.4%
Total Net Revenue (1)	$116,398	$114,795	1.4%		$423,367	$422,720	0.2%
Owned Resort Revenue (2)	$116,246	$114,785	1.3%		$422,521	$422,708	—%
Owned Resort EBITDA (3)	$30,628	$31,863	(3.9	) %	$160,376	$163,165	(1.7)%
Owned Resort EBITDA Margin	26.3%	27.8%	(1.5	)pts	38.0%	38.6%	(0.6	)pts
Corporate Expenses	$9,322	$7,544	23.6%		$26,331	$23,354	12.7%
Management Fee Revenue	$152	$—	100.0%		$503	$—	100.0%
Adjusted EBITDA (4)	$21,458	$24,319	(11.8	) %	$134,549	$139,811	(3.8)%
Adjusted EBITDA Margin	18.4%	21.2%	(2.8	)pts	31.8%	33.1%	(1.3	)pts

(1)
Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(2)	Owned Resort Revenue excludes Management Fee Revenue, Jamaica delayed opening accrual reversal and MICE (meetings, incentives, conventions and events) income.

(3)
A description of how we compute Owned Resort EBITDA and a reconciliation of Net Income to Owned Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(4)
A description of how we compute Adjusted EBITDA and a reconciliation of Net Income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

Balance Sheet

As of September 30, 2018, the Company held $137.7 million in cash and cash equivalents. Total interest-bearing debt was $999.1 million, comprised fully of Term Loan B secured debt due 2024. Effective March 29, 2018, we entered into two interest rate swaps to fix LIBOR at 2.85% on $800.0 million of our Term Loan B. As of September 30, 2018, there were no amounts outstanding on the Company’s $100.0 million Revolving Credit Facility.
We have spent $109.4 million thus far on the development of our 750-room Hyatt Ziva and Zilara in Cap Cana, Dominican Republic, including purchasing the land. We anticipate spending an additional $51.5 million for the development of Hyatt Ziva and Zilara in Cap Cana, Dominican Republic in 2018. Adjusted net debt excluding cash and the spending on Hyatt Ziva and Zilara in Cap Cana is $752.0 million.
Guidance

We are lowering the mid-point of our full year 2018 EBITDA guidance by $1.5 million and establishing a revised range of $175.0 to $177.0 million in light of the unanticipated spike in utilities.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company expects Adjusted EBITDA for the full year 2018 to be as follows:

	Low End	High End
Adjusted EBITDA	$175.0 million	$177.0 million

Earnings Call

The Company will host a conference call to discuss its third quarter results on Wednesday, November 7, 2018 at 10:00 a.m. (Eastern Daylight Time). The conference call can be accessed by dialing (833) 683-7154 for domestic participants and (409) 983-9744 for international participants. The conference ID number is 3682865. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Wednesday, November 7, 2018. This replay will run through Wednesday, November 14, 2018. The access number for a taped replay of the conference call is (855) 859-2056 or (404) 537-3406 using the same conference ID number. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.

About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and/or manages a total portfolio consisting of 20 resorts (7,769 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancun, Hyatt Ziva Cancun, Panama Jack Resorts Cancun, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall, Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Dunn’s River Beach Resort, Jewel Grande Montego Bay Resort & Spa, Jewel Runaway Bay Beach & Golf Resort and Jewel Paradise Cove Beach Resort & Spa. Playa also owns five resorts in Mexico and the Dominican Republic that are managed by a third party and Playa manages the Sanctuary Cap Cana, in the Dominican Republic.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on March 1, 2018, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties during a given period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.

Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry, and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.

Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.

Net Package Revenue, Net Non-package Revenue, Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and

Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.

“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other than Net Package Revenue, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.

“Net Revenue” represents Net Package Revenue and Net Non-Package Revenue. Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.

“Management Fee Revenue” is derived from fees earned for managing hotels owned by third-parties. The fees earned are typically composed of a base fee, which is computed as a percentage of revenue, and an incentive fee, which is computed as a percentage of profitability. Management Fee Revenue was immaterial to our operations for the nine months ended September 30, 2018, but we expect Management Fee Revenue to be a more relevant indicator to assess the overall performance of our business in the future as we enter into more management contracts.

“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue for the nine months ended September 30, 2018 and Net Package Revenue and Net Non-package Revenue for the nine months ended September 30, 2017. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on Operating income or Net (loss) income.

The following table shows a reconciliation of Net Package Revenue, Net Non-package Revenue and Management Fee Revenue to total revenue for the three and nine months ended September 30, 2018 and 2017:
Total Portfolio

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	($ in thousands)
Net Package Revenue
Comparable Net Package Revenue	$100,313	$98,674	$364,924	$363,766
Non-comparable Net Package Revenue	18,497	—	25,441	—
Net Package Revenue	118,810	98,674	390,365	363,766

Net Non-package Revenue
Comparable Net Non-package Revenue	15,933	16,121	57,940	58,954
Non-comparable Net Non-package Revenue	2,786	—	3,778	—
Net Non-package Revenue	18,719	16,121	61,718	58,954

Management Fee Revenue
Comparable Management Fee Revenue	152	—	503	—
Non-comparable Management Fee Revenue	—	—	—	—
Management Fee Revenue	152	—	503	—

Net Revenue:
Comparable Net Revenue	116,398	114,795	423,367	422,720
Non-comparable Net Revenue	21,283	—	29,219	—
Total Net Revenue	137,681	114,795	452,586	422,720
Plus: compulsory tips	4,904	3,547	12,296	10,287
Cost reimbursements	227	—	349	—
Total revenue	$142,812	$118,342	$465,231	$433,007
EBITDA, Adjusted EBITDA and Owned Resort EBITDA
We define EBITDA, a non-U.S. GAAP financial measure, as net income or loss, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:

•	Other expense, net

•	Impairment loss

•	Pre-opening expense

•	Transaction expenses

•	Severance expense

•	Other tax expense

•	Gain on property damage insurance proceeds

•	Share-based compensation

•	Loss on extinguishment of debt

•	Non-service cost components of net periodic pension cost (benefit)

•
Other items which may include, but are not limited to the following: management contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms; and Jamaica delayed opening accrual reversals.

We believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other expense, net), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time.

The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.

We define Owned Resort EBITDA as Adjusted EBITDA before corporate expenses and management fee income. EBITDA, Adjusted EBITDA and Owned Resort EBITDA are not a substitute for net (loss) income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these limitations, EBITDA, Adjusted EBITDA, and Owned Resort EBITDA should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.

Adjusted Net Income
“Adjusted Net Income” is a non-GAAP performance measure. We define Adjusted Net Income as net income attributable to Playa, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to debt extinguishment and transaction expenses. We believe Adjusted Net Income provides meaningful comparisons of ongoing operating results, by removing from net income the impact of items that do not reflect our normalized operations.
Adjusted Net Income is not a substitute for net income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted Net Income. For example, other companies in our industry may define Adjusted Net Income differently than we do. As a result, it may be difficult to use Adjusted Net Income or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these and other limitations, Adjusted Net Income should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.

Comparable Non-U.S. GAAP Measures
We believe that presenting Adjusted EBITDA, Total Net Revenue, Net Package Revenue and Net Non-package Revenue on a comparable basis is useful to investors because these measures include only the results of resorts owned and in operation for the entirety of the periods presented and thereby eliminate disparities in results due to the acquisition or disposition of resorts or the impact of resort closures or re-openings in connection with redevelopment or renovation projects. As a result, we believe these measures provide more consistent metrics for comparing the performance of our operating resorts. We calculate Comparable Adjusted EBITDA, comparable Total Net Revenue, comparable Net Package Revenue and comparable Net Non-package Revenue as the total amount of each respective measure less amounts attributable to non-comparable resorts, by which we mean resorts that were not owned or in operation during some or all of the relevant reporting period. For the three and nine months ended September 30, 2018, our non-comparable resorts were: Hilton Rose Hall Resort & Spa, Jewel Runaway Bay Beach & Golf Resort, Jewel Dunn’s River Beach Resort, and Jewel Paradise Cove Beach Resort & Spa, which were acquired on June 1, 2018.

For a reconciliation of net income to Comparable Adjusted EBITDA as computed under U.S. GAAP, see “Non-U.S. GAAP Financial Measures.” For a reconciliation of comparable net package revenue, comparable net non-package revenue, comparable management fee revenue and comparable total net revenue to total revenue as computed under U.S. GAAP, see “Net Package Revenue, Net Non-package Revenue, Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue” in this section.

Playa Hotels & Resorts N.V.
Reconciliation of Net (Loss) Income to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net (loss) income to EBITDA, Adjusted EBITDA, Owned Resort EBITDA and Comparable Adjusted Resort EBITDA for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net (loss) income	$(5,422)	$(5,667)	$33,216	$11,442
Interest expense	7,637	13,099	35,151	41,187
Income tax provision	379	226	6,606	20,105
Depreciation and amortization	20,138	13,808	51,709	40,093
EBITDA	22,732	21,466	126,682	112,827
Other expense (income) (a)	390	(1,939)	1,836	(626)
Share-based compensation	1,182	1,843	5,072	2,803
Loss on extinguishment of debt	—	—	—	12,526
Pre-opening expense	87	—	87	—
Transaction expense (b)	1,447	1,893	7,678	11,193
Severance expense	333	—	333	442
Other tax expense (c)	399	175	1,257	598
Jamaica delayed opening accrual reversal (d)	—	(41)	(342)	(152)
Gain on property damage insurance proceeds (e)	(203)	—	(203)	—
Repairs from hurricanes and tropical storms (f)	—	765	—	765
Non-service cost components of net periodic pension (cost) benefit (g)	(335)	157	(492)	(565)
Adjusted EBITDA	26,032	24,319	141,908	139,811
Corporate expenses	9,322	7,544	26,331	23,354
Management fee income	(152)	—	(503)	—
Owned Resort EBITDA	35,202	31,863	167,736	163,165
Less: Non-comparable Adjusted Resort EBITDA(h)	4,574	—	7,360	—
Comparable Adjusted Resort EBITDA	$30,628	$31,863	$160,376	$163,165

(a)	Represents changes in foreign exchange and other miscellaneous expenses or income.

(b)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts including the business combination with Pace in 2017; the redesign and build-out of our internal controls and strategic initiatives, such as possible expansion into new markets.

(c)
Relates primarily to a Dominican Republic asset/revenue tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax provision we eliminate from our calculation of EBITDA.

(d)
Represents a reversal on an expense accrual recorded in 2014 related to our future stay obligations provided to guests affected by the delayed opening of Hyatt Ziva and Hyatt Zilara Rose Hall. This reversal concluded in the first quarter of 2018.

(e)	Represents a portion of the insurance proceeds related to property insurance and not business interruption proceeds.

(f)
Represents repair and maintenance expenses at Hyatt Ziva Los Cabos due to Tropical Storm Lidia and Dreams Punta Cana due to Hurricane Maria for $0.4 million and $0.3 million, respectively. These are expenses incurred that are not covered by insurance claims or offset by insurance proceeds.

(g)
Represents the non-service cost components of net periodic pension (cost) benefit recorded within other (expense) income in the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. Previously, these expenses were presented within direct expense. We include these (costs) benefits for the purposes of calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.

(h)	Adjusted EBITDA for Sagicor Resorts.

Playa Hotels & Resorts N.V.
Reconciliation of Net (Loss) Income to Adjusted Net Income
($ in thousands)

The following table reconciles our net (loss) income to Adjusted Net Income for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net (loss) income	$(5,422)	$(5,667)	$33,216	$11,442
Reconciling items
Transaction expense (a)	1,447	1,893	7,678	11,193
Loss on extinguishment of debt (b)	—	—	—	12,526
Change in fair value of interest rate swaps (c)	(5,545)	—	(1,858)	—
Gain on property damage insurance proceeds (d)	(203)	—	(203)	—
Repairs from hurricanes and tropical storms (e)	—	765	—	765
Total reconciling items before tax	(4,301)	2,658	5,617	24,484
Income tax provision for reconciling items	(31)	(723)	(89)	(2,421)
Total reconciling items after tax	(4,332)	1,935	5,528	22,063
Adjusted net (loss) income	$(9,754)	$(3,732)	$38,744	$33,505
The following table presents the impact of Adjusted Net Income on our net (loss) income available to ordinary shareholders and diluted earnings per share for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net (loss) income available to ordinary shareholders	$(5,422)	$(5,667)	$33,216	$2,641
Total reconciling items after tax	(4,332)	1,935	5,528	22,063
Adjusted net (loss) income available to ordinary shareholders	$(9,754)	$(3,732)	$38,744	$24,704

(Losses) earnings per share - Diluted	$(0.04)	$(0.05)	$0.28	$0.03
Total reconciling items impact per diluted share	(0.03)	0.02	0.05	0.24
Allocation of reconciling items to preferred shareholders impact per diluted share (f)	—	—	—	(0.02)
Adjusted (losses) earnings per share - Diluted	$(0.07)	$(0.03)	$0.33	$0.25

(a)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts including the business combination with Pace in 2017; the redesign and build-out of our internal controls and strategic initiatives, such as possible expansion into new markets.

(b)	Represents the loss on extinguishment from the refinancing of our Term Loan on April 27, 2017.

(c)
Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.

(d)	Represents a portion of the insurance proceeds related to property insurance and not business interruption proceeds.

(e)
Represents repair and maintenance expenses at Hyatt Ziva Los Cabos due to Tropical Storm Lidia and Dreams Punta Cana due to Hurricane Maria for $0.4 million and $0.3 million, respectively. These are expenses incurred that are not covered by insurance claims or offset by insurance proceeds.

(f)	Represents the net impact per diluted share resulting from the allocation of adjusted net income to preferred shareholders.

Playa Hotels & Resorts N.V.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)
(unaudited)

	As of September 30,	As of December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$137,692	$117,229
Restricted cash	1,030	—
Trade and other receivables, net	36,734	51,527
Accounts receivable from related parties	6,321	1,495
Inventories	15,148	11,309
Prepayments and other assets	38,742	34,066
Property and equipment, net	1,794,494	1,466,326
Investments	936	990
Derivative financial instruments	1,817	—
Goodwill	74,787	51,731
Other intangible assets	5,002	2,087
Deferred tax assets	3,207	1,063
Total assets	$2,115,910	$1,737,823
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	141,330	139,528
Payables to related parties	2,274	2,966
Income tax payable	1,175	1,090
Debt	991,564	898,215
Other liabilities	22,473	19,394
Deferred tax liabilities	103,938	77,081
Total liabilities	$1,262,754	$1,138,274
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 130,486,360 and 110,305,064 shares issued and 130,478,993 and 110,297,697 shares outstanding as of September 30, 2018 and December 31, 2017, respectively)	14,160	11,803
Treasury shares (at cost, 7,367 shares as of September 30, 2018 and December 31, 2017)	(80)	(80)
Paid-in capital	991,254	773,194
Accumulated other comprehensive loss	(3,852)	(3,826)
Accumulated deficit	(148,326)	(181,542)
Total shareholders' equity	853,156	599,549
Total liabilities and shareholders' equity	$2,115,910	$1,737,823

Playa Hotels & Resorts N.V.
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
($ in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Package	$123,633	$102,093	$402,627	$373,502
Non-package	18,800	16,249	61,752	59,505
Management fees	152	—	503	—
Cost reimbursements	227	—	349	—
Total revenue	142,812	118,342	465,231	433,007
Direct and selling, general and administrative expenses:
Direct	91,573	75,807	250,742	231,567
Selling, general and administrative	28,489	23,008	87,742	76,713
Pre-opening	87	—	87	—
Depreciation and amortization	20,138	13,808	51,709	40,093
Gain on insurance proceeds	(686)	—	(2,207)	—
Reimbursed costs	227	—	349	—
Direct and selling, general and administrative expenses	139,828	112,623	388,422	348,373
Operating income	2,984	5,719	76,809	84,634
Interest expense	(7,637)	(13,099)	(35,151)	(41,187)
Loss on extinguishment of debt	—	—	—	(12,526)
Other (expense) income	(390)	1,939	(1,836)	626
Net (loss) income before tax	(5,043)	(5,441)	39,822	31,547
Income tax provision	(379)	(226)	(6,606)	(20,105)
Net (loss) income	(5,422)	(5,667)	33,216	11,442
Other comprehensive income (loss), net of taxes:
Benefit obligation gain (loss)	37	11	(26)	(31)
Other comprehensive income (loss)	37	11	(26)	(31)
Total comprehensive (loss) income	$(5,385)	$(5,656)	$33,190	$11,411
Dividends of cumulative redeemable preferred shares	—	—	—	(7,922)
Non-cash dividend to warrant holders	—	—	—	(879)
Net (loss) income available to ordinary shareholders	$(5,422)	$(5,667)	$33,216	$2,641
(Losses) earnings per share - Basic	$(0.04)	$(0.05)	$0.28	$0.03
(Losses) earnings per share - Diluted	$(0.04)	$(0.05)	$0.28	$0.03
Weighted average number of shares outstanding during the period - Basic	130,478,993	110,286,197	119,344,659	92,377,968
Weighted average number of shares outstanding during the period - Diluted	130,478,993	110,286,197	119,647,364	92,453,447

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of September 30, 2018
($ in millions)

	Maturity			Applicable Rate	LTM Interest (4)
Debt	Date	# of Years	Balance
Revolving credit facility (1)	Apr-22	3.6	$—	0.5%	$0.4
Term loan (2)	Apr-24	5.6	999.1	5.5%	42.5
Senior notes			—	—%	5.5
Total debt			$999.1	5.5%	$48.4
Less: cash and cash equivalents (3)			137.7
Net debt (face)			$861.4
Less: Cap Cana spending to date			109.4
Adjusted net debt			$752.0

(1)
As of September 30, 2018, the total borrowing capacity under our revolving credit facility was $100.0 million. The interest rate on outstanding balances of our revolving credit facility is L+300 bps with no LIBOR floor. As of September 30, 2018, the commitment fee on undrawn balances of our revolving credit facility is 0.5%.

(2)
The interest rate on our term loan is L+275 bps with a LIBOR floor of 1%. The interest rate was 5.0% as of September 30, 2018, which includes the LIBOR rate that was locked in on September 28, 2018 for the 1-month period of September 28, 2018 to October 31, 2018 and the effective interest rate for the three months ended September 30, 2018 was 4.84%. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate.

(3)	Based on cash balances on hand as of September 30, 2018.

(4)	Represents last twelve months interest expense and commitment fee and does not include amortization on deferred financing costs or the discount/premium on debt.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended September 30, 2018 and 2017

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned EBITDA Margin
Total Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatán Peninsula	2,708	84.4%	86.2%	(1.8	)pts	$239.94	$242.21	(0.9)%	$202.62	$208.80	(3.0)%	$57,087	$59,630	(4.3)%	$18,484	$20,824	(11.2)%	32.4%	34.9%	(2.5	)pts
Pacific Coast	926	72.5%	68.0%	4.5	pts	$227.42	$231.95	(2.0)%	$164.86	$157.71	4.5%	16,211	15,872	2.1%	2,869	3,758	(23.7)%	17.7%	23.7%	(6.0	)pts
Dominican Republic	1,876	79.6%	77.0%	2.6	pts	$165.90	$161.54	2.7%	$132.10	$124.38	6.2%	27,580	26,139	5.5%	7,161	5,460	31.2%	26.0%	20.9%	5.1	pts
Jamaica	1,946	74.3%	65.4%	8.9	pts	$247.82	$315.03	(21.3)%	$184.18	$206.05	(10.6)%	36,651	13,144	178.8%	6,688	1,821	267.3%	18.2%	13.9%	4.3	pts
Total Portfolio	7,456	79.2%	78.5%	0.7	pts	$221.40	$222.80	(0.6)%	$175.27	$174.97	0.2%	$137,529	$114,785	19.8%	$35,202	$31,863	10.5%	25.6%	27.8%	(2.2	)pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned EBITDA Margin
Comparable Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatán Peninsula	2,708	84.4%	86.2%	(1.8	)pts	$239.94	$242.21	(0.9)%	$202.62	$208.80	(3.0)%	$57,087	$59,630	(4.3)%	$18,484	$20,824	(11.2)%	32.4%	34.9%	(2.5	)pts
Pacific Coast	926	72.5%	68.0%	4.5	pts	$227.42	$231.95	(2.0)%	$164.86	$157.71	4.5%	16,211	15,872	2.1%	2,869	3,758	(23.7)%	17.7%	23.7%	(6.0	)pts
Dominican Republic	1,876	79.6%	77.0%	2.6	pts	$165.90	$161.54	2.7%	$132.10	$124.38	6.2%	27,580	26,139	5.5%	7,161	5,460	31.2%	26.0%	20.9%	5.1	pts
Jamaica	620	72.2%	65.4%	6.8	pts	$315.31	$315.03	0.1%	$227.67	$206.05	10.5%	15,368	13,144	16.9%	2,114	1,821	16.1%	13.8%	13.9%	(0.1	)pts
Total Comparable Portfolio	6,130	79.9%	78.5%	1.4	pts	$222.54	$222.80	(0.1)%	$177.87	$174.97	1.7%	$116,246	$114,785	1.3%	$30,628	$31,863	(3.9)%	26.3%	27.8%	(1.5	)pts
Highlights

Yucatán Peninsula

▪	Net Package RevPAR decreased 3.0% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 0.9%, and a decrease in occupancy of 180 basis points.

▪	Owned Resort EBITDA decreased $2.3 million or 11.2% over the prior year.

▪
This decrease was primarily the result of all properties in this segment (except Hyatt Ziva Cancun), which accounted for a decrease of $2.8 million in Adjusted EBITDA compared to the three months ended September 30, 2017. This was offset by strong performance at the Hyatt Ziva Cancun, which accounted for a $0.5 million increase. All properties within this segment have been affected by increased insurance premiums and increased energy costs year over year which have contributed to a $1.1 million decrease in Adjusted EBITDA compared to the three months ended September 30, 2017.

Pacific Coast

▪
Net Package RevPAR increased 4.5% over the comparable period in the prior year, driven by an increase in occupancy of 450 basis points, which was partially offset by a decrease in Net Package ADR of 2.0%.

▪	Owned Resort EBITDA decreased $0.9 million or 23.7% over the prior year.

▪
This decrease was due to Hyatt Ziva Los Cabos, which accounted for $1.3 million decrease in Adjusted EBITDA compared to the three months ended September 30, 2017. This decrease was offset by the strong performance of Hyatt Ziva Puerto Vallarta, which accounted for a $0.4 million increase in Adjusted EBITDA compared to the three months ended September 30, 2017. As noted above, all properties within this segment have been affected by increased insurance premiums and increased energy costs year over year which contributed to a $0.6 million decrease in Adjusted EBITDA compared to the three months ended September 30, 2017.

Dominican Republic

▪	Net Package RevPAR increased 6.2% over the prior year, driven by an increase in occupancy of 260 basis points and an increase in Net Package ADR of 2.7%.

▪	Owned Resort EBITDA increased $1.7 million, or 31.2%, over the prior year.

▪
This increase was due to the performance of all hotels in the region. All properties within this segment have been affected by increased insurance premiums year over year which contributed to a $0.1 million offset to the increase in Adjusted EBITDA compared to the three months ended September 30, 2017.

Jamaica

▪	Net Package RevPAR decreased 10.6% over the prior year, driven by a decrease in Net Package ADR of 21.3%, which was partially offset by an increase in occupancy of 890 basis points.

▪	Owned Resort EBITDA increased $4.9 million, or 267.3%, over the prior year.

▪
This increase was due to the performance of Hyatt Ziva and Zilara Rose Hall which accounted for a $0.3 million increase compared to three months ended September 30, 2017 and to the addition of the Sagicor properties, which accounted for the remaining $4.6 million increase. Hyatt Ziva and Zilara Rose Hall continues to show positive results after completion of renovations in 2017. Comparable properties within this segment have been affected by increased insurance premiums and increased energy costs year over year which were a $0.5 million offset to the increase in Adjusted EBITDA compared to the three months ended September 30, 2017.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Nine Months Ended September 30, 2018 and 2017

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned EBITDA Margin
Total Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatán Peninsula	2,708	87.0%	88.5%	(1.5	)pts	$276.11	$280.56	(1.6)%	$240.17	$248.30	(3.3)%	$200,025	$209,305	(4.4)%	$83,814	$93,070	(9.9)%	41.9%	44.5%	(2.6	)pts
Pacific Coast	926	76.7%	73.0%	3.7	pts	$282.56	$303.31	(6.8)%	$216.77	$221.36	(2.1)%	65,081	67,377	(3.4)%	23,327	27,242	(14.4)%	35.8%	40.4%	(4.6	)pts
Dominican Republic	1,876	84.8%	82.9%	1.9	pts	$193.11	$192.60	0.3%	$163.72	$159.74	2.5%	99,493	96,935	2.6%	35,174	31,263	12.5%	35.4%	32.3%	3.1	pts
Jamaica	1,946	77.2%	70.1%	7.1	pts	$301.13	$355.39	(15.3)%	$232.44	$249.26	(6.7)%	87,141	49,091	77.5%	25,421	11,590	119.3%	29.2%	23.6%	5.6	pts
Total Portfolio	7,456	83.2%	82.6%	0.6	pts	$257.25	$263.00	(2.2)%	$214.10	$217.24	(1.4)%	$451,740	$422,708	6.9%	$167,736	$163,165	2.8%	37.1%	38.6%	(1.5	)pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned EBITDA Margin
Comparable Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatán Peninsula	2,708	87.0%	88.5%	(1.5	)pts	$276.11	$280.56	(1.6)%	$240.17	$248.30	(3.3)%	$200,025	$209,305	(4.4)%	$83,814	$93,070	(9.9)%	41.9%	44.5%	(2.6	)pts
Pacific Coast	926	76.7%	73.0%	3.7	pts	$282.56	$303.31	(6.8)%	$216.77	$221.36	(2.1)%	65,081	67,377	(3.4)%	23,327	27,242	(14.4)%	35.8%	40.4%	(4.6	)pts
Dominican Republic	1,876	84.8%	82.9%	1.9	pts	$193.11	$192.60	0.3%	$163.72	$159.74	2.5%	99,493	96,935	2.6%	35,174	31,263	12.5%	35.4%	32.3%	3.1	pts
Jamaica	620	75.5%	70.1%	5.4	pts	$381.51	$355.39	7.3%	$287.85	$249.26	15.5%	57,922	49,091	18.0%	18,061	11,590	55.8%	31.2%	23.6%	7.6	pts
Total Comparable Portfolio	6,130	83.6%	82.6%	1.0	pts	$260.87	$263.00	(0.8)%	$218.06	$217.24	0.4%	$422,521	$422,708	—%	$160,376	$163,165	(1.7)%	38.0%	38.6%	(0.6	)pts
Highlights

Yucatán Peninsula

▪	Net Package RevPAR decreased 3.3% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 1.6% and a decrease in occupancy of 150 basis points.

▪	Owned Resort EBITDA decreased $9.3 million or 9.9% over the prior year.

▪
Adjusted EBITDA at all properties in this segment except Hyatt Ziva Cancun, decreased $10.8 million compared to the nine months ended September 30, 2017. This was offset by the performance of Hyatt Ziva Cancun, which accounted for a $1.5 million increase in Adjusted EBITDA compared to the nine months ended September 30, 2017. All properties within this segment have been affected by increased insurance premiums and increased energy costs year over year which contributed to a $1.4 million decrease in Adjusted EBITDA compared to the nine months ended September 30, 2017.

Pacific Coast

▪
Net Package RevPAR decreased 2.1% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 6.8% and partially offset by an increase in occupancy of 370 basis points. The decrease was due to Hyatt Ziva Los Cabos, which accounted for a $3.1 million decrease in Net Revenue compared to the nine months ended September 30, 2017. These results were offset by Hyatt Ziva Puerto Vallarta, which accounted for a $0.8 million increase in Net Revenue.

▪	Owned Resort EBITDA decreased $3.9 million or 14.4% over the prior year.

▪
This decrease was due to decreased Adjusted EBITDA at both hotels in this region compared to the nine months ended September 30, 2017. As noted above, all properties within this segment have been affected by increased insurance premiums and increased energy costs year over year which contributed to a $0.6 million decrease in Adjusted EBITDA compared to the nine months ended September 30, 2017.

Dominican Republic

▪	Net Package RevPAR increased 2.5% over the prior year, driven by an increase in occupancy of 190 basis points and an increase in Net Package ADR of 0.3%.

▪	Owned Resort EBITDA increased $3.9 million, or 12.5%, over the prior year.

▪
This increase was due to increased Adjusted EBITDA at all properties in this region. All properties within this segment have been affected by increased insurance premiums year over year which were a $0.1 million offset in Adjusted EBITDA compared to the nine months ended September 30, 2017.

Jamaica

▪	Net Package RevPAR decreased 6.7% over the prior year, driven by a decrease in Net Package ADR of 15.3%, which was partially offset by an increase in occupancy of 710 basis points.

▪	Owned Resort EBITDA increased $13.8 million, or 119.3%, over the prior year.

▪
This increase was due to the strong performance by Hyatt Ziva and Zilara Rose Hall, which accounted for an increase in Adjusted EBITDA of $6.5 million compared to the nine months ended September 30, 2017 and to the addition of the Sagicor properties, which accounted for the remaining $7.3 million increase. The Hyatt Ziva and Zilara Rose Hall continues to show positive results after completion of renovations in 2017. Comparable properties within this segment have been affected by increased insurance premiums and increased energy costs year over year which were $0.7 million offset to Adjusted EBITDA compared to the nine months ended September 30, 2017.

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